THE GNOSIIS REVOLVING LINE OF CREDIT
CREDIT FACILITY & LOAN AGREEMENT

For Financing of Management and Executive Support
to Medical Industries of the Americas

As of this date of May 7, 2018;

This agreement is entered into by and between the **Medical Industries of the Americas, Inc**, an Delaware corporation ('Borrower') and **Gnosiis International, LLC**, a Wyoming Limited Liability Company ('Gnosiis' or 'Lender').

RECITALS:

WHEREAS, Borrower desires to obtain from Gnosiis a revolving line of credit ('Loan') in the form of financing the efforts and contracting of third-party entities and individuals ('Contractors') to be assembled and managed by Gnosiis, as described and referenced in the correlating Engagement of Gnosiis Agreement ('Gnosiis Engagement'), which is incorporated and cross-referenced herein, and to be entered into immediately prior or following the execution of this here Loan, with compensation to these Contractors to be compensated directly by Gnosiis with any payments and compensation to such Contractors being secured by the full faith and credit of Gnosiis as per this here Loan, and

WHEREAS, Gnosiis will be managing a scope of services as per the Gnosiis Engagement and then billing Borrower for the efforts and work of Contractors in accordance with the schedule of fees and/or rates as described in the Gnosiis Engagement and herein, with the resulting amounts then being owed by Borrower to Gnosiis being added to the Balance as per this here Loan, and

WHEREAS, Gnosiis is willing to, and hereby in making the, Loan but only provided in accordance with the terms and conditions hereinafter set forth:

NOW, THEREFORE in consideration of the premises and the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to be bound as follows:

1. THE LOAN:

a. REVOLVING LINE OF CREDIT. Subject to the terms and conditions contained herein Gnosiis will establish for Borrower the Loan as a revolving line of credit against which Gnosiis will be financing the efforts of its proprietary third-party network of contractors and professionals ('Advances') for the purpose of progressing and developing the economic objectives of the Borrower and providing support to the Borrower's Chief Financial Officer and senior executives. Subject to the terms hereof, Borrower shall have the right to obtain Advances, repay Advances and obtain additional Advances; however, all of the Advances hereunder shall be viewed as a single loan. At no time shall the unpaid principal balance of the Loan exceed the amount set forth in paragraph #2 hereof ('Maximum Amount') and all Advances of the Loan shall be made on or before the date set forth in paragraph #5 below.

b. ADVANCES: Contractors managed by Gnosiis shall be compensated by Gnosiis directly for work performed relating to the Gnosiis Engagement; Gnosiis shall bill Borrower as per the Gnosiis Engagement, each being deemed an Advance, with such Advances being added to the Balance as per this Loan.

c. USE OF PROCEEDS: The funds being Advanced by Gnosiis are solely for costs and hours billed by Gnosiis by means of the Contractors assembled by Gnosiis as per the Engagement of Gnosiis Agreement(s) relating and describing as such and cross-referenced herein. Nothing in this here Loan shall obligate Gnosiis to make cash advances or other payments of any kind to Borrower or on Borrowers behalf. Notwithstanding, Gnosiis at is sole discretion may extend cash directly to Borrower, or make cash payments on Borrowers behalf, with the service fee being applied as per paragraph #5 of the Gnosiis Engagement.

d. RECORDS OF ADVANCES: Gnosiis shall provide records of such Advances as per the Gnosiis Engagement

2. CREDIT FACILITY & MAXIMIUM LOAN AMOUNT:

The maximum Loan amount shall be one-hundred thousand dollars ($100,000.00) (the 'Credit Facility') unless otherwise agreed by Gnosiis. Nothing in this here Loan obligates Borrower to utilize this entire Credit Facility and Gnosiis may allow for Borrower to exceed this Credit Facility but only at Gnosiis sole discretion.

3. INTEREST RATE:

The interest rate for this loan shall be at a rate of:

a. RATE: The rate of the Wells Fargo Prime Rate (PRIME) plus 8%

b. COMPOUNDING: The Loan shall compound on a monthly basis at the end of every month

c. CALCULATION OF BALANCE: The balance shall be calculated as of the last date of any given month at 11:59(pm), with the interest rate calculated (PRIME+8%), with the interest accrued added to the outstanding balance of Loan

4. MINIMUM PAYMENTS:

A fixed minimum weekly payment schedule is being extended to Borrower as per the conditions this Loan and they shall be as follows:

a. FIRST 1 MONTH: For the first one (1) months the minimum payment due from Borrower to Gnosiis shall be \$1,000.00 per week

b. MONTHS 2-4 For the next two (2) months the minimum payment due from Borrower to Gnosiis shall be \$1,250.00 per week

c. MONTHS 4-6 For the next two (2) months the minimum payment due from Borrower to Gnosiis shall be \$1,500.00 per week

d. MONTHS 6-12: For the next six (6) months the minimum payment due from Borrower to Gnosiis shall be \$2,000.00 per week

e. MONTHS 12 -24: For the next twelve (12) months the minimum payment due shall be \$2,500.00 per week

f. MONTHS 24+: For times following Month 24, unless the loan is called as per #4 below, the minimum payment due shall be \$3,000.00 per week.

g. AT ALL TIMES: Minimum payments as per this paragraph #4 are only due when the Balance outstanding from Borrower to Lender exceeds such minimum payment. Should the Balance due to Lender by Borrow be less than the Minimum Payment as described directly previously then no payment shall be due by Borrower to Lender until the Balance exceeds the Minimum Payment as described directly previous in #4(a) through #4(f) as per #5 below.

It will be the discretion of Borrower with regard to payments that are in addition or exceeding those required by this here Minimum Payment Schedule. There is no penalty to Borrower as per #8 below for reducing the outstanding balance of this loan thereby reducing the accruing interest and final balance to be due by Borrower at the time the loan is called or the loan otherwise becomes due. Payments shall be due from MIA and received by Gnosiis on Fridays. The minimum weekly payment [as per #4(a) through #4(f) above] is calculated and determined as of the Friday such payment is due.

5. CALLING OF THE LOAN AND AMORTIZATION OF THE LOAN:

Following the collective 24-months period described in #4(a) through #4(e) above; Gnosiis may call the loan at anytime upon which the balance outstanding

shall amortize over a thirty-six (36) month flat-line (mortgage style) amortization schedule with interest accruing monthly as described in #3 above.

6. UNCOLLATORILIZED LOAN WITH NO LOAN SECURITY:

This is an unsecured line of credit. There will be no real property, machines, or equipment assets that are collateralized or encumbered by means of this here Loan.

7. CHOICE OF LAW; VENUE AND JURISDICTION:

This Note shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects, including, but not limited to, the legality of the interest charged hereunder, by the statues, laws and decisions of the State of Delaware. The exclusive performance; venue and/or jurisdiction for any proceeding that may be brought in connection with this Loan shall be any federal court or alternatively in a state court located in Delaware and each of the parties hereto irrevocably consents to such venues and/or jurisdiction.

8. ALLOWENCE OF PREPAYMENTS:

As referenced in #4 above, there shall be no penalty prepayment for this Loan. As described in #3 above; should the Engagement of Gnosiis or the employment of Abraham Summers be terminated by the borrower than the Borrower, without notice or demand, shall immediately make a payment to Gnosiis in an amount equal to the total balance plus accrued and unpaid interest hereon. Borrower may from time-to-time, prepay all or part of the outstanding principal balance of the Loan with Gnosiis hereby then waiving any amount of accrued interest that would have otherwise been due to Gnosiis had there been no allowances for prepayment by Borrower and thereby would have compounded in the Borrowers balance to Gnosiis and thereby been due as payment to Gnosiis at such time when the Loan is called or otherwise becomes due.

9. ASSIGNMENT & SECURITIZATION OF THIS LOAN:

Lender may assign, securitize, and/or otherwise transact any rights and/or obligations relating this Loan to any or multiple third-parties whether or not such third-party's are affiliated with Lender. Such assignment may be at the sole discretion of Lender. Notification to Borrower is required only to the extent such notification is materially required for Borrowers performance as per this Loan.

a. <u>WARRANTY BY BORROWER</u>: Borrower hereby warrants that such third-parties may and should rely on the terms and conditions of this here Loan and relating documentations. Borrower Warrants to Lender that Lender and such third-parties as described directly above may rely

on the promises and commitments herein in such arrangements with third-parties whether or not those third-parties are affiliated with Lender or unaffiliated.

b. INDEMNITY BY BORROWER: Should Borrower Default or otherwise breach any of the terms and conditions of this here Loan; Borrower indemnifies Gnosiis from any and all claims from such third-parties and acknowledges and accepts that such third-parties referenced in this paragraph #10 should direct and be entitled to any and all relating claims and /or damages directly to Borrower.

10. EVENTS OF DEFAULT

An event of default (each, an "Event of Default") will occur if any of the following events occurs:

a. Failure to pay any payment when due;

b. Any representation or warranty made by Borrower in this Agreement or in connection with any borrowing or request for an advance hereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made;

c. Default by Borrower in the observance or performance of any other covenant or agreement contained in any other document or agreement made and given in connection with this Agreement, other than a default constituting a separate and distinct event of default under this Paragraph #10, and the continuance of the same unremedied for a period of fourteen (14) days after notice thereof is given to Borrower;

d. Any of the documents executed and delivered in connection herewith for any reason ceases to be valid or in full force and effect or the validity or enforceability of which is challenged or disputed by any signer thereof, other than Lender;

e. Borrower shall default in the payment of principal or interest on any other obligation for borrowed money other than hereunder, or defaults in the payment of the deferred purchase price of property beyond the period of grace, if any, provided with respect thereto, or defaults in the performance or observance of any obligation or in any agreement relating thereto, if the effect of such default is to cause or permit the holder or holders of such obligation (or trustee on behalf of such holder or holders) to cause such obligation to become due prior to the stated maturity;

f. Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing;

- **g.** Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged;
- **h.** All or any substantial part of any property(s) of Borrower shall be condemned, seized, or otherwise appropriated, or custody or control of such property is assumed by any governmental agency or any court of competent jurisdiction, and is retained for a period of thirty (30) days;

Except as otherwise stipulated; should Borrower Default, including but not limited to failure by Borrower to make any payment to Gnosiis as agreed, or otherwise breach the terms of this Loan then Borrower shall have ninety (90) days to cure any such default during which interest shall continue to accrue. Should Borrower fail to cure the Default in this ninety (90) day period than a fee equal to five percent (5%) of the total balance due to Gnosiis shall be added to the balance due for every thirty (30) day period following the event of Default.

11. REMEDIES OF DEFAULT BY LENDER

Upon the occurrence of an Event of Default as defined above, the Lender may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind. Lender may suspend or terminate any obligation it may have hereunder to make additional Advances. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement. No failure or delay on the part of the Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney's fees, whether or not the attorney is a salaried employee of Lender, including such expenses incurred before or after any legal action or Bankruptcy proceeding involving Borrower has commenced, during the pendency of such proceedings, and continuing to all such expenses in connection with any appeal to higher courts arising out of matters associated herewith. In the event of Default the Lender may demand payment, and at Lenders sole discretion, in full or in-part, in the form of any of Borrowers securities listed for trading in any marketplace or stock exchange for securities and Borrower shall be compelled to issue such securities within seven (7) days in accordance with Rule 144 of the Securities Act of the United States or other materially similar rules with the relevant jurisdiction of any securities marketplace or exchange outside of the United States of America. Such issuance shall be at the price of the relevant security of the Borrower equal to the thirty

(30) day moving average price that the security has been trading in the relevant exchanged and referenced in the notification of Lender to Borrower following the Event of Default and as of the date such notification is sent by Lender to Borrower. Expenses relating to this paragraph #6 shall be paid by Borrower or accrue and be added to the balance owed to Lender as per this Loan. It shall be the discretion of Lender to request Rule 144 type securities, if at all, and at what date to make such request.

12. ATTORNEYS' FEES AND EXPENSES.

In addition to interest on principal as stated in the Loan, Borrower shall pay all reasonable costs of closing the Loan and all expenses of Gnosiis with respect thereto, including, but not limited to, inspection fees and in-house and outside legal fees (including legal fees incurred by Lender subsequent to the closing of the Loan in connection with the disbursement and administration of the Loan), filing fees and similar items. Lenders attorneys' fees and costs may, at Gnosiis's option, be added to the balance of the Loan hereunder. In addition to any liability Borrower may have under statute, Borrower shall pay Gnosiis's attorneys' fees and costs incurred in the collection of any indebtedness hereunder, or in enforcing this Loan, whether or not suit is brought, and any attorneys' fees and costs incurred by Gnosiis in any proceeding under the Federal Bankruptcy Code in order to collect any indebtedness hereunder or to preserve, protect or realize upon any security for such indebtedness.

13. GENERAL AND MISCELANEOUS TERMS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Facsimile signatures shall be sufficient for execution of this Agreement. This Loan constitutes the entire understanding of the Loan agreement of the parties with respect to the general subject matter hereof; supersede all prior negotiations and agreements with respect the aspects specifically discussed and described and augment and/or clarify previous agreements in general thereto; may not be contradicted by evidence of any alleged oral agreement; and may not be amended, modified, or rescinded in any manner except by a written agreement signed by Lender which clearly and unequivocally expresses an intent to amend, modify, or rescind the same. All representations and warranties made in this Agreement and the Engagement Agreement shall survive the execution and delivery of this Agreement and the making of any Advances hereunder. This Agreement will be binding upon and inure to the benefit of Borrower and Lender, their respective successors and assigns, except that Borrower may not assign or transfer its rights or delegate its duties hereunder without the prior written consent of Lender. Lender shall have no obligation to make any Advance until and as long as the conditions set forth in this Loan and elsewhere referenced herein have been satisfied. No Advance

shall constitute a waiver of any of the conditions to any further Advances nor, in the event Borrower is unable to satisfy any such condition, shall any such Advance have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default. Any and all remedies conferred upon Lender shall be deemed cumulative with, and nonexclusive of any other remedy conferred hereby or by law, and Lender in the exercise of any one remedy shall not be precluded from the exercise of any other. If any term or provision of this Agreement of any other Loan Document, or the application thereof to any circumstance, shall be invalid, illegal or unenforceable to any extent, such term or provision shall not invalidate or render unenforceable any other term or provision of this Agreement or any other Loan Document, or the application of such term or provision to any other circumstance. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any term or provision hereof invalid or unenforceable in any respect. The representations and warranties hereunder shall survive the closing of the Loan and Lender may enforce such representations and warranties at any time. Borrower's covenants shall survive the closing of the Loan and shall be performed fully and faithfully by Borrower at all times. The indemnities of Borrower shall survive repayment of the Loan for the term that Gnosiis owns any ownership or securities in Borrower.

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Signed and accepted as binding as of this date of May 7, 2018, by:

Abraham Summers, Managing Member
on behalf of Gnosiis International, LLC (the Lender)

Abraham Summers, Officer & Director
on behalf of Medical Industries of the Americas (the Borrower)